Rule 424(b)(3)                      Pricing Supplement:  Number 15
File No. 33-53327                   Dated:  April 18, 2000
                                    (To Prospectus dated May 25, 1994, and
                                    Prospectus Supplement dated June 15, 1995)


                     E. I. du Pont de Nemours and Company

                          Medium-Term Notes, Series G
                  Due Nine Months or more from Date of Issue
                                 (Fixed Rate)
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DSE CUSIP:  26353LHV6

Principal Amount:  $100,000,000

Interest Payment Date:  4/19/01

Issue price:  100.00

Original Issue Date:  4/19/00

Maturity Date:  4/19/01

Interest Rate:  6.75%

Day Count:  Actual/360

Form:  (X)  Book-Entry
       ( )  Certificated
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REDEMPTION:
    (X)  The Notes cannot be redeemed prior to the Maturity Date.

    ( )  The Notes may be redeemed prior to Maturity Date.
           Initial Redemption Date:
           Initial Redemption Price:
           Annual Redemption Price Reduction:

REPAYMENT:
    (X)  The Notes cannot be repaid prior to Maturity Date.

    ( )  The Notes may be repaid prior to Maturity Date.
           Initial Repayment Date:
           Initial Repayment Price:
           Annual Repayment Price Reduction:

Discount Note
    ( )  Yes    (X)  No
    Total Amount of OID:
    Yield to Maturity:
    Initial Accrual Period OID:

Agent:  Morgan Stanley Dean Witter